Exhibit 11.1

                                 COMPETITIVE TECHNOLOGIES, INC.
                        Schedule of Computation of Earnings Per Share
                                       (Unaudited)

                                            Nine months                Quarter
                                           ended April 30           ended April 30

                                          1997        1996          1997        1996

Net income (loss) applicable to
  common stock                        $(1,170,359)  $ (521,488)  $ (398,463)  $ (216,055)


Common and common equivalent shares -
    primary:
  Weighted average common shares
    outstanding                         5,910,907    5,842,467    5,921,172    5,882,638
  Adjustments for assumed exercise of
    stock options                          60,552*      43,979*      54,201*      70,694*
  Adjustments for assumed exercise of
    stock warrants                          6,599*      12,521*       6,146*      34,003*
  Weighted average number of common
    and common equivalent shares
    outstanding                         5,978,058    5,898,967    5,981,519    5,987,335

Common and common equivalent shares -
    fully diluted:
  Weighted average common shares
    outstanding                         5,910,907    5,842,467    5,921,172    5,882,638
  Adjustments for assumed exercise of
    stock options                          60,552*      73,501*      54,201*      79,567*
  Adjustments for assumed exercise of
    stock warrants                          6,599*      38,597*       6,146*      38,597*
  Weighted average number of common
    and common equivalent shares
    outstanding                         5,978,058    5,954,565    5,981,519    6,000,802

Net income (loss) per share of
  common stock:
    Primary and fully diluted         $     (0.20)  $    (0.09)  $    (0.07)  $    (0.04)

* Anti-dilutive.

These calculations are submitted in accordance with Regulation S-K item 601
(b) (11) which differs from the requirements of paragraph 40 of Accounting Principles Board Opinion No. 15 because they produce an anti-dilutive result.